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                                  EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP





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CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Stuart Entertainment, Inc. on Form S-8 of our report dated March 25, 1996, appearing in the Annual Report on Form 10-K of Stuart Entertainment, Inc. for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
January 17, 1997